U.S. SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K



                       CURRENT REPORT
             Pursuant to Section 13 or 15 (d) of
             The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): September 13, 2002




                 SAVANNAH RIVER GROUP, INC.
   (Exact name of registrant as specified in its charter)




     Nevada                   000-32803           76-0616474
 (State of Incorporation)                      (Commission file number)
(IRS Employer Id. No.)


68 West Hastings Street, Suite 910, Vancouver, B.C. Canada  V6B 1P1
         ( Address of principal executive offices )
                         (Zip Code)


                       (604) 632-3820
                   ( Issuer phone number )



                            None
  ( Former name and address if changed since last report )










Item 1. Change in Control of Registrant.

     On September 13, 2002, Mr. Shane Lowry acquired control of Savannah River Group, Inc. Mr. Lowry purchased 2,000,000 shares of common stock par value $0.001 of Savannah River Group, Inc. from Mr. J.P. Beehner and Dorothy A. Mortenson, the former officers and directors of the registrant.

      Mr. Lowry is a current officer and director of Savannah River Group, Inc. The consideration paid for the shares is in part Mr. Lowry's past management services, including his providing of office space, telephone, secretarial, legal and accounting services at no cost to the company. These services have been valued at approximately $30,000.00 over the past 24 months.

      Savannah River Group, Inc. has authorized and issued shares totaling 4,500,000 shares of common stock par value $0.001. Mr. Lowry now owns 44.4% of the authorized and issued shares of Savannah River Group, Inc. Mr. Lowry will continue to serve as an officer and director of registrant.


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 16, 2002               Savannah River Group, Inc.
                              By:

                              _________________________
                              Jason Dussault, President
                              /s/Jason Dussault